SUMMARY PROSPECTUS FOR NEW INVESTORS

April 27, 2026

PERSPECTIVE ADVISORY II®
FLEXIBLE PREMIUM VARIABLE AND FIXED DEFERRED ANNUITY

Issued by
Jackson National Life Insurance Company of New York® through
JNLNY Separate Account I

This summary prospectus summarizes key features of the Perspective Advisory II® Contract.

Before you invest, you should review the prospectus for the Perspective Advisory II® Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.jackson.com/product-literature-5.html. You can also obtain this information at no cost by calling 1-800-599-5651 or by sending an email request to customercare@jackson.com.

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com.

You may cancel your Contract within 20 days of delivery of the Contract. Upon receipt of your Contract, we will refund the Contract Value determined as of the Business Day on which we receive the Contract from you, including any fees or other charges deducted from the premiums or imposed under the Contract You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at www.Investor.gov.

DEFINITIONS

Annuitant – the natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Business Day – each day that the New York Stock Exchange is open for business.

Contract – the individual deferred variable and fixed annuity contract and any optional endorsements you may have selected.

Contract Anniversary – each one-year anniversary of the Contract’s Issue Date.

Contract Quarterly Anniversary – each three-month anniversary of the Contract’s Issue Date.

Contract Value – the sum of allocations between the Contract’s Investment Divisions and Fixed Account Options.

Contract Year – the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2026, then the end of Contract Year 0-1 would be January 14, 2027, and January 15, 2027, which is the first Contract Anniversary, begins Contract Year 1-2.

Fixed Account – part of our General Account to which the Contract Value you allocate is guaranteed to earn a stated rate of return over the specified period. The Fixed Account consists of the Fixed Account Options.

Fixed Account Option – a Contract option within the Fixed Account for a specific period under which a stated rate of return will be credited.

Fund – a registered investment company in which an Investment Division of the Separate Account invests.

General Account – the General Account includes all our assets, including any Contract Value allocated to the Fixed Account, which are available to our creditors.

Good Order – when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date – the date on which you begin receiving annuity payments.

Investment Division – one of multiple variable options of the Separate Account to allocate your Contract’s value, each of which exclusively invests in a different available Fund. The Investment Divisions are called variable because the return on investment is not guaranteed.

Issue Date – the date your Contract is issued.

Jackson of NY, JNLNY, we, our, or us – Jackson National Life Insurance Company of New York. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Latest Income Date – the Contract Anniversary on which the Owner will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or as required by an applicable qualified plan, law or regulation.

Market Value Adjustment – an adjustment to the Contract Value allocated to the Fixed Account that is withdrawn or transferred from a Fixed Account Option before the end of the selected Fixed Account Option period.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to the Owner includes any joint Owner.

Premium(s) – considerations paid into the Contract by or on behalf of the Owner.

Separate Account – JNLNY Separate Account I. The Separate Account is divided into sub-accounts generally referred to as Investment Divisions.

OVERVIEW OF THE CONTRACT

Purpose of the Contract

The Perspective Advisory II Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of investment options during the accumulation phase. The Contract also offers death benefits to protect your designated Beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. The Contract also offers certain optional living benefits that provide you with the ability to take guaranteed withdrawals. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds.

Phases of the Contract

Your Contract has two phases: the accumulation phase, when you make Premium payments to us, and the income phase, when we make income payments to you.

Accumulation Phase

During the accumulation phase, to help you accumulate assets, you can allocate your Premium payments to:

•a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns; and

•a variety of Fixed Account Options, subject to availability, which offer a guaranteed fixed interest rate for a specified period. The Fixed Account Options are not available if you elect certain add-on benefits.

A list of Funds in which the Investment Divisions currently invest, and additional information about each Fund, is provided in Appendix A: Funds Available Under the Contract.

Income Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of fixed and/or variable income payments from us. (Variable payments depend on the performance of the Investment Divisions.) Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a specified period. We may offer other options, at our discretion, where permitted. At the Income Date, you can choose to receive fixed payments or variable payments.

Please note that if you annuitize, your Contract Value will be converted to income payments and, depending on the income option you select, you may no longer withdraw money at will from your Contract. All add-on benefits terminate when you begin taking income payments.

Contract Features

Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay charges due under any optional endorsement and/or taxes, including tax penalties). Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Tax treatment. Your Premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your Contract, such as when (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Death benefits. Your Contract includes a Basic Death Benefit that is payable during the accumulation phase. The basic death benefit equals your Contract Value on the date we receive all required documentation from your Beneficiary. If you die before moving to the income phase, the person you have chosen as your Beneficiary will receive the basic death benefit. If you have a joint Owner, the death benefit will be paid when the first joint Owner dies. The surviving joint Owner will be treated as the Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary. Only a spousal Beneficiary has the right to continue the Contract in force upon your death.

Add-on benefits that occur during your lifetime. For an additional fee, you can purchase a guaranteed minimum withdrawal benefit (GMWB) that guarantees the withdrawal of a minimum annual amount (GAWA) for a specified period or for life, regardless of the performance of the underlying investment options, subject to certain conditions. Some add-on benefits may provide significant incentives for not taking the guaranteed withdrawals. In addition, exercising your right to opt out of charge increases to the add-on benefits will impact your ability to make subsequent premium payments into your Contract, and cut off some of the features of the add-on benefits. All add-on benefits terminate when you annuitize your Contract voluntarily or on the Latest Income Date, including the For Life payments guaranteed by the benefits. Some add-on benefits may provide an income option that allows the equivalent of For Life payments when you annuitize on the Latest Income Date.

Rebalancing. At no additional charge, you can arrange to have us automatically reallocate your Contract Value among Investment Divisions and the one-year Fixed Account Option (if currently available) periodically to maintain your selected allocation percentages. Certain restrictions apply.

Dollar Cost Averaging. Alternately, at no additional charge, you may select either (i) Dollar Cost Averaging, which automatically transfers a dollar amount or percentage of money periodically from the one-year Fixed Account Option or any of the Investment Divisions into the Investment Divisions and other Fixed Account Options, or (ii) Dollar Cost Averaging Plus (DCA+), which automatically transfers a dollar amount or percentage of money periodically from the DCA+ Fixed Account Option to Investment Divisions or other Fixed Account Options. Certain restrictions apply.

Earnings Sweep. At no additional charge, you can choose to move your earnings from the one-year Fixed Account Option, if currently available, and the JNL/Dreyfus Government Money Market Investment Division. Restrictions apply.

Contract Adjustments
Market Value Adjustment: A Market Value Adjustment ("MVA") may apply to amounts withdrawn or transferred from the Fixed Account during a Fixed Account Option term. The Market Value Adjustment reflects changes in the level of interest rates since the Issue Date. Market Value Adjustments protect the Company from risks related to the value of the fixed investment instruments supporting the Contract guarantees if amounts are withdrawn prematurely. The Market Value Adjustment shifts the risk from the Company to you. The application of a Market Value Adjustment could result in a reduction in the amount you receive from a withdrawal, and in extreme circumstances, such losses could be as high as 100% of any credited interest. However, a Market Value Adjustment will never cause you to lose any of your original investment. A Market Value Adjustment could also increase the amount you receive from a withdrawal in certain market conditions. A Market Value Adjustment will not otherwise affect the values under your Contract.

There is no Market Value Adjustment on: amounts taken from the one-year Fixed Account Option; death benefit payments; payments pursuant to a life contingent income option or an income option resulting in payments spread over at least five years; amounts withdrawn for Contract charges; free withdrawals; amounts removed from any Fixed Account Option on the Latest Income Date and amounts removed from any Fixed Account Option in the 30-day period following the end of a Fixed Account Option term. In no event will the amount of a total withdrawal, transfer or annuitization from the Fixed Account Options be less than the Fixed Account Minimum Value. In the case of a withdrawal or transfer from a Fixed Account Option, the amount withdrawn or transferred will have been credited with interest at a rate at least equal to the Fixed Account minimum interest rate, even if subject to a Market Value Adjustment that otherwise would have reduced it below that rate.

Advisory Fee Deductions
The Contracts are available through third-party financial professionals who charge an advisory fee for their services. This advisory fee is in addition to contract fees and expenses disclosed in this prospectus. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third-party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce both Contract Value and your basic Death Benefit.

If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules, and/or after electing an ineligible add-on benefit, your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and any return of premium portion of your basic Death Benefit being reduced, the withdrawal will be subject to any applicable income taxes and penalties and will reduce your add-on benefit(s).

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES, EXPENSES, AND ADJUSTMENTS			LOCATION IN PROSPECTUS
Are There Charges or Adjustments for Early Withdrawals?
Yes. If all or a portion of Contract Value is removed from a Fixed Account Option before the end of the Fixed Account Option term, we will apply a Market Value Adjustment, which may be negative. The Market Value Adjustment applies to partial or total withdrawals, transfers, or annuitizations from a Fixed Account Option prior to the end of the specified Fixed Account Option term. You could lose up to 100% of any credited interest due to this Market Value Adjustment. However, a negative Market Value Adjustment will never cause you to lose any of your original investment. For example, if you allocate $100,000 to a 3-year Fixed Account Option, and earn 2.5% interest annually, after one year your investment has grown to $102,500. If you then withdraw the entire amount after only one year, you could lose up to $2,500 of your credited interest. This loss will be greater if you also have to pay a Withdrawal Charge, taxes, and tax penalties.
				Charges and Adjustments-Contract Adjustments
Are There Transaction Charges?
Yes. In addition to contract adjustments, you may be charged for other transactions, such as when you transfer cash value between investment options more than 25 times a year, or if you request expedited delivery or wire transfer of funds.
				Charges and Adjustments- Transaction Expenses
Are There Ongoing Fees and Expenses? (annual charges)
Yes. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses disclosed below do not reflect any advisory fees paid to third party financial professionals from your Contract Value or other assets. If such advisory fees were reflected, the fees and expenses disclosed below would be higher.
				Charges and Adjustments- Add-On Benefit Expenses
	ANNUAL FEE	MINIMUM	MAXIMUM
	1. Base Contract[1]	0.46%	0.46%	Charges and Adjustments- Annual Contract Expenses: Core Contract Charge
	2. Fund fees and expenses[2]	0.26%	2.08%	Charges and Adjustments- Fund Expenses
	3. Optional benefits available for an additional charge (for a single add-on benefit, if elected)[3]	See current Rate Sheet Prospectus Supplement	See current Rate Sheet Prospectus Supplement	Charges and Adjustments- Add-On Benefit Expenses Rate Sheet Prospectus Supplement

1.As a percentage of average daily Contract Value of the Investment Divisions.
2.As a percentage of average Fund net assets.
3.This prospectus utilizes Rate Sheet Prospectus Supplements to describe the current minimum and maximum charges you would pay for a single optional benefit, if elected. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com/product-literature-5.html.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.

	LOWEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement	HIGHEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement	Rate Sheet Prospectus Supplement

Assumes:
•Investment of $100,000
•5% annual appreciation
•Least expensive combination of Fund fees and expenses
•No add-on benefits
•No sales charges
•No additional purchase payments, transfers or withdrawals

Assumes:
•Investment of $100,000
•5% annual appreciation
•Most expensive combination of add-on benefits and Fund fees and expenses
•No sales charges
•No additional purchase payments, transfers or withdrawals

	RISKS		Location in Prospectus
Is There a Risk of Loss from Poor Performance?	Yes. You can lose money by investing in this Contract.		Principal Risks
Is this a Short-Term Investment?
No. This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon. Amounts removed from a Fixed Account Option prior to the end of a Fixed Account Option term may also result in a negative Market Value Adjustment.
Principal Risks
What Are the Risks Associated with the Investment Options?
An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose. Each investment option (Investment Divisions and Fixed Account Options) has its own unique risks. Early withdrawals from a Fixed Account Option may be subject to a Market Value Adjustment. You should review the investment options before making an investment decision.
Principal Risks
What Are the Risks Related to the Insurance Company?
Any obligations (including under the Fixed Account Options), guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson of NY. More information about Jackson of NY is available upon request by visiting our website at www.jackson.com or by calling 1-800-599-5651.
Principal Risks

RESTRICTIONS
Are There Restrictions on the Investment Options?
Yes.

Premium Payments.
•The minimum initial Premium payment must be at least $25,000 for both non-qualified and qualified plan Contracts
•The minimum subsequent Premium payment must be at least $500 ($50 for an automatic payment plan).
•The maximum aggregate Premium payments you may make without our prior approval is $1 million.
•There is a minimum allocation requirement of $100.
•We reserve the right, in our discretion, to limit, restrict, suspend or reject any or all initial or subsequent Premium payments and to limit the amount, frequency or timing of Premium payments, at any time on a non-discriminatory basis.

Transfers.
•We reserve the right to charge $25 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Contract Year.

Investment Restrictions.
•Jackson of NY may remove or substitute Funds as investment options available under the Contract, and may limit or suspend availability of the Fixed Account Options.
•The availability of investment options may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. You should discuss with your financial professional any limitations or restrictions on investment options that apply through their broker-dealer.
Purchases Principal Risks Appendix J: Financial Intermediary Variations
Are There any Restrictions on Contract Benefits?
Yes. Not all optional benefits are available through all broker-dealers and may vary date of purchase. We may modify or discontinue an optional benefit at any time. The availability of Contract benefits may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. You should discuss with your financial professional any limitations or restrictions on Contract benefits that apply through their broker-dealer.
Benefits Available Under the Contracts Appendix J: Financial Intermediary Variations
TAXES
What Are the Contract's Tax Implications?
•Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract.
•If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax deferral.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.
Taxes

CONFLICTS OF INTEREST
How Are Investment Professionals Compensated?	Your financial professional or other investment professionals may receive compensation for selling this Contract to you in the form of advisory fees, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment.	Distribution of Contracts
Should I Exchange My Contract?	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is in your best interest to purchase the new contract rather than continue to own your existing Contract.	Non-Qualified Contracts - 1035 Exchanges
	RISKS	Location in Prospectus
Is There a Risk of Loss from Poor Performance?	Yes. You can lose money by investing in this Contract.	Principal Risks
Is this a Short-Term Investment?
No. This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon. Amounts removed from a Fixed Account Option prior to the end of a Fixed Account Option term may also result in a negative Market Value Adjustment.
Principal Risks
What Are the Risks Associated with the Investment Options?
An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose. Each investment option (Investment Divisions and Fixed Account Options) has its own unique risks. Early withdrawals from a Fixed Account Option may be subject to a Market Value Adjustment. You should review the investment options before making an investment decision.
Principal Risks
What Are the Risks Related to the Insurance Company?
Any obligations (including under the Fixed Account Options), guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson of NY. More information about Jackson of NY is available upon request by visiting our website at www.jackson.com or by calling 1-800-599-5651.
Principal Risks

BENEFITS AVAILABLE UNDER THE CONTRACTS

The following tables summarize information about the benefits available under the Contract. The availability of Contract benefits may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. See Appendix J: Financial Intermediary Variations in the prospectus for more information. You can find the prospectus online at www.jackson.com/product-literature-5.html.

Basic Death Benefit (automatically included with the Contract)

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Basic Death Benefit	Guarantees your Beneficiaries will receive a benefit of at least your Contract Value on the date Jackson of NY receives all required documentation from your Beneficiary.	No additional charge	•Withdrawals could significantly reduce the benefit. •Benefit terminates on annuitization.

Add-On Death Benefits Available For a Fee

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Return of Premium Guaranteed Minimum Death Benefit
Changes your basic death benefit during the accumulation phase of your Contract to the greater of: (i) Contract Value as of the end of the Business Day on which we receive all required documentation from your Beneficiary; or (ii) all Premiums paid into the Contract (net of any applicable premium taxes and charges), reduced for withdrawals (including any applicable adjustments) in proportion to the reduction in the Contract Value at the time of the withdrawal.

Maximum: 0.40% (as a percentage of the average daily Contract Value in the Investment Divisions)
•Available to Owners age 80 or younger.
•Withdrawals may significantly reduce the value of this Return of Premium Death Benefit.
•On each fifth Contract Anniversary, the GMDB charge may be increased.
•Ownership changes are allowed, but Covered Lives cannot be changed.
•Only one add-on death benefit may be elected.
•Withdrawals may reduce the value of this benefit by more than the dollar amount of the withdrawal.

Highest Anniversary Value Death Benefit	Provides a new locked-in higher death benefit on each Contract anniversary (prior to the oldest Covered Life’s 81st birthday) if your investments increase in value	Maximum 0.90% (as a percentage of the average daily Contract Value in the Investment Divisions)
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex DB NY (previously called LifeGuard Freedom Flex DB NY)
This death benefit works in connection with the Flex GMWB and provides a minimum death benefit equal to the Flex GMWB Guaranteed Withdrawal Balance (GWB), that is reduced for your allowed annual withdrawals.
Maximum 1.44% (as a percentage of the GMWB Death Benefit)
•Available only at issue and only with certain benefit options under the Flex GMWB (previously called the LifeGuard Freedom Flex GMWB).
•Withdrawal percentages depend on age and date of election.
•Withdrawals could significantly reduce or terminate the benefit.
•Fee may be increased on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•May provide value after the Income Date.
•Availability of all add-on death benefits are subject to age limitations.
•Only one add-on death benefit may be elected.

Add-On Living Benefits Available For a Fee

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
AutoGuard	Enables you to make partial withdrawals prior to the Income Date that, in total, are guaranteed to equal the GWB regardless of your Contract Value.	Maximum 1.74% (as a percentage of benefit base)
•Withdrawals could reduce or terminate step ups.
•Excess withdrawals could significantly reduce or terminate the benefit.
•Available to add to a Contract on the Contract’s Issue Date, or on any Contract Anniversary, subject to availability.
•Not available on a contract that already has a GMWB.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex Net GMWB (Single) and (Joint) (previously called LifeGuard Freedom Net GMWB)
This benefit provides a feature that allows you to have guaranteed income for life (or joint lives under the Joint for Life option) plus greater access to your earnings. It uses an annual bonus and step-ups to help increase your Guaranteed Withdrawal Balance (“GWB”), the “protected balance” from which you take income. The features of this benefit provide more flexibility so you can plan for your unique needs. The primary features are the Guaranteed Annual Withdrawal Amount (“GAWA”) and the Earnings Sensitive Adjustment (ESA). Your GAWA is the minimum amount of income you’ll be able to count on annually and is based on your age at the time of your first withdrawal. The ESA allows you to take more income when you have earnings over your previous year’s Contract Value (GMWB earnings).
Single Life Option: Maximum: 3.00% Joint Life Option: Maximum: 3.00% (The maximum annual charges are based on election of the highest cost benefit option) (as a percentage of benefit base)
•GAWA% depends on age and income stream included with selected benefit option at time of first withdrawal.
•Bonus applies for limited period and requires no withdrawals.
•Jackson of NY may prospectively change the GAWA%, including the age bands, on new GMWB endorsements.
•Withdrawals prior to start of For Life Guarantee and excess withdrawals could significantly reduce or terminate the benefit.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Flex GMWB (Single) and (Joint) (previously called LifeGuard Freedom Flex GMWB)
Offers a unique level of flexibility because you can choose from a range of bonus options to increase your Guaranteed Withdrawal Balance (“GWB”). In down or flat market years, you can receive a bonus in years you don’t take withdrawals, when your contract does well, you can lock in investment gains with step-ups, and as your protected GWB steps up, your bonus amount can also grow.
Single Life Option: Maximum: 3.00% Joint Life Option: Maximum: 3.00% (The maximum annual charges are based on election of the most expensive combination of options.) (as a percentage of benefit base)
•GAWA% depends on age and income stream level included with selected benefit option at time of first withdrawal.
•Bonus applies for limited period and requires no withdrawals.
•Amount of guaranteed withdrawals depends on the benefit option and specified combination of optional features under the benefit.
•Jackson of NY may prospectively change the GAWA%, including the age bands, on new GMWB endorsements.
•Withdrawals prior to start of For Life Guarantee and excess withdrawals could significantly reduce or terminate the benefit.
•May be added on the Issue Date or a Contract Anniversary (with advance notice, subject to availability).
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).

MarketGuard Stretch GMWB
GMWB guarantees partial withdrawals during the Contract’s accumulation phase until the earliest of (i) the Owner’s death, (ii) until all withdrawals under the Contract equal the Guaranteed Withdrawal Balance (GWB), without regard to Contract Value, or (iii) the Contract Anniversary occurring in the GMWB Maturity Year.
Maximum: 2.22% (as a percentage of benefit base)
•GAWA% depends on age and selected income stream at time of first withdrawal.
•The GWB can never be more than $10 million, and the GWB is reduced by each withdrawal.
•This GMWB is not available on a Contract that already has a GMWB.
•Not available on tax-qualified contracts.
•Subject to fee increases on each 5th Contract Anniversary (opting out will affect the benefit and the Contract).
•Subject to a maximum guaranteed withdrawal balance (“GWB”) of $10 million.
•Terminates on the Income Date.
•Cannot be cancelled by you (except upon spousal continuation).

Other Add-On Benefits Included With All Contracts At No Additional Cost

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Rebalancing	Automatically reallocates your Contract Value among Investment Divisions and the one-year Fixed Account Option (if currently available) periodically to maintain your selected allocation percentages.	None	•Rebalancing will terminate if your rebalancing program includes the one-year Fixed Account Option and we impose any transfer restrictions or requirements on the one-year Fixed Account Option.
Dollar Cost Averaging	Automatically transfers a dollar amount or percentage of money periodically from the one-year Fixed Account Option or any of the Investment Divisions into the Investment Divisions and other Fixed Account Options.	None
•Restrictions may apply if we impose any transfer restrictions on the one-year Fixed Account Option You may cancel your Dollar Cost Averaging program using whatever methods you use to change your allocation instructions.

Dollar Cost Averaging Plus (DCA+)	If available, offers a fixed interest rate that we guarantee for a period of up to one year in connection with systematic transfers from the DCA+ Fixed Account Option to one or more of the Investment Divisions or other Fixed Account Options. From time to time, we will offer special enhanced rates on the DCA+ Fixed Account Option.	None
•Restrictions may apply if we impose any transfer restrictions on the one-year Fixed Account Option.
•The DCA+ Fixed Account Option is only available for new Premiums.
•A Contract Value of $15,000 is required to participate.

Earnings Sweep
Allows you to choose to move your earnings from the source accounts (only applicable from the one-year Fixed Account Option, if currently available, and the JNL/Dreyfus Government Money Market Investment Division).
		None	•May only be added within 30 days of the issue date of your Contract. •You may cancel your Earnings Sweep program using whatever methods you use to change your allocation instructions.

BUYING THE CONTRACT

Q. How do I purchase the Perspective Advisory II® Contract?

A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson of NY’s rules. We reserve the right to reject any application or initial Premium payment.

Q. How much can I contribute and how are my Premium payments invested?

A. You may allocate Premium payments in the available Investment Divisions and Fixed Account Options.

	NON-QUALIFIED CONTRACTS	QUALIFIED CONTRACTS
Minimum Initial Premium	$25,000 (under most circumstances)	$25,000 (under most circumstances)
Minimum Subsequent Premiums	$500 ($50 for auto payment plan)	$500 ($50 for auto payment plan)
Maximum Total Premiums	$1,000,000 (without prior approval) Jackson of NY reserves the right to lower the maximum.

You can pay additional Premiums at any time during the accumulation phase unless a specific add-on benefit or feature provides limitations. We can limit, restrict, suspend or reject any Premium payments for any reason. Allocation restrictions may apply to certain options.

Q. When will my Premium payments be credited to my account?

A. We will issue your Contract and allocate your first Premium within two Business Days (days when the New York Stock Exchange is open) after we receive your first Premium and all information that we require for the purchase of a Contract. If we do not receive all of the information that we require, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money.

Subsequent Premium payments should be sent to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Subsequent Premiums are allocated on the Business Day that the Premium is received. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Q.    Can I access the money in my account during the accumulation phase?

A.    Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a contract maintenance charge, charges due under any add-on benefit, a Market Value Adjustment, and/or taxes, including tax penalties).

You can have access to the money in your Contract by making a partial or total withdrawal, by electing the Automatic Withdrawal Program, or by electing a Guaranteed Minimum Withdrawal Benefit. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract.

Certain benefits may limit withdrawals under the Contract. Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Q.    Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase?

A.    Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Investment Division or Fixed Account Option. The minimum withdrawal is $50 under the Automatic Withdrawal Program.
Charges, Market Value Adjustment, and taxes	As described above, when you take out money, there may be a contract maintenance charge, charges due under any add-on benefit, a Market Value Adjustment, and applicable taxes.
Negative impact of withdrawal on benefits and guarantees of your Contract	A withdrawal may have a negative impact on certain standard benefits or add-on benefits that you may elect. It may reduce the value of or even terminate certain benefits.

Q.    What is the process to request a withdrawal of money from my Contract?

A.    You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson of NY will pay the withdrawal proceeds within seven days of a request in Good Order.

Q.    Can I access the money in my account during the income phase?

A.    The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the Beneficiary may request a lump sum payment subject to a commutation fee.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees, expenses, and adjustments that you will pay when purchasing, owning, and making partial or total withdrawals from the Investment Option or from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, make a partial or total withdrawal from the an Investment Option or from Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Transfer Charge (per transfer after 25 in a Contract Year)		$25
Premium Taxes (Percentage of each Premium)[1]	Minimum	0.0%
	Maximum	3.5%
Expedited Delivery Charge[2]	Highest Current Charge	$38
Wire Transfers (for withdrawals)[3]	Highest Current Charge	$25

1.    Currently, Premium taxes do not apply.

2.    We pass the current charges for requested expedited delivery services through to you directly, with no added fees or profits to us. This means these charges are subject to change and are not subject to a maximum. Between Monday and Friday, the current Expedited Delivery Charge is $23. On Saturday, the current Expedited Delivery Charge is $38.

3.     We pass the current charges for requested wire transfer services through to you directly, with no added fees or profits to us. This means these charges are subject to change and are not subject to a maximum. Currently, standard wire fees are $20 and international wire fees are $25.

Adjustments

The next table describes the adjustments, in addition to any transaction expenses, that apply if all or a portion of the Contract Value is removed from an Index Account Option or from the Contract before the expiration of a specified period.

Adjustments	Maximum Adjustment
Market Value Adjustment Maximum Potential Loss[1] (as a percentage of credited interest)	100%

1.A Market Value Adjustment may apply to amounts withdrawn or transferred from the Fixed Account prior to the end of the selected Fixed Account Option period.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you choose to purchase an add-on benefit, you will pay additional charges, as shown below.

Annual Contract Expenses

Administrative Charges	Maximum Charge
Annual Contract Maintenance Charge[1]	$30
Base Contract Charges (% of average daily account value of Investment Divisions)	Maximum Charge
Core Contract Charge[2]	0.45%

1.    This charge is waived on Contract Value of $50,000 or more. This charge is deducted proportionally from your allocations to the Investment Divisions and the Fixed Account either annually (on your Contract Anniversary) or in conjunction with a total withdrawal, as applicable.

2.    This charge is reduced to 0.40% if the Contract Value on the later of the Issue Date or the most recent Contract Quarterly Anniversary is greater than or equal to $1 million. If your Contract Value subsequently drops below $1 million on the most recent Contract Quarterly Anniversary, we will reinstate the charge of 0.45%.

The next table describes the maximum charges that you will pay each year if you choose to purchase an add-on benefit.

Add-On Benefit Expenses

Optional Benefit Charges
Add-On Death Benefit Charges (% of average daily contract value of Investment Divisions)	Maximum Charge
Return of Premium Guaranteed Minimum Death Benefit (“GMDB”)[1]	0.40%
Highest Anniversary Value Guaranteed Minimum Death Benefit [1]	0.90%
Add-On Death Benefit Charges (% of benefit base)	Maximum Charge
Flex DB NY (only available with a specified benefit options on the Flex® GMWB)[2,4]	1.44%
Add-On Guaranteed Minimum Withdrawal Benefit (“GMWB”) Charges (% of benefit base)[3]	Maximum Charge
GMWB With Annual Step-Up (“AutoGuard”) [2,5]	1.74%
For Life GMWB With Bonus, Annual Step-Up to the Highest Quarterly Contract Value, and Earnings-Sensitive Withdrawal Amount (“Flex Net® GMWB”)2, 5, [6]	3.00%
Joint For Life GMWB With Bonus, Annual Step-Up to the Highest Quarterly Contract Value, and Earnings-Sensitive Withdrawal Amount (“LifeGuard Freedom Net With Joint Option GMWB”)[2,5,7]	3.00%
For Life GMWB With Bonus and Step-Up to the Highest Quarterly Contract Value (“Flex GMWB”)[2,5,8]	3.00%
Joint For Life GMWB With Bonus and Step-Up to the Highest Quarterly Contract Value (“Flex With Joint Option GMWB”)[2,5,9]	3.00%
Guaranteed Minimum Withdrawal Benefit For Stretch RMDs (“MarketGuard Stretch® GMWB”)[2,5]	2.22%

1.This add-on benefit charge is expressed as a percentage of average daily account value in the Investment Divisions.

2.     This add-on benefit charge is expressed as a percentage of benefit base.

3.    The charge for Flex DB NY is calculated based on the applicable percentage of the GMWB Death Benefit.

4.    Some optional endorsements are only available to select when purchasing the Contract and once purchased cannot be canceled. For more information, please see the applicable optional endorsement disclosures under “Access To Your Money” and “Death Benefits”.

5.    For more information about the charges for this endorsement, including applicable charges for each of the benefit options, please see “For Life Guaranteed Minimum Withdrawal Benefit With Bonus, Annual Step-Up and Earnings-Sensitive Withdrawal Amount (“Flex Net GMWB”) Charge”.

6.    For more information about the charges for this endorsement, including applicable charges for each of the benefit options, please see “Joint For Life Guaranteed Minimum Withdrawal Benefit With Bonus, Annual Step-Up and Earnings-Sensitive Withdrawal Amount (“Flex Net with Joint Option GMWB”) Charge”.

7.    The maximum annual charges used in the table are based on election of the most expensive benefit options under the Flex GMWB. The Flex GMWB includes different benefit options you may elect, and each benefit option results in different charges.

8    The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex with Joint Option GMWB. The Flex with Joint Option GMWB includes different benefit options you may elect, and each benefit option results in different charges.

9.    The maximum annual charges used in the table are based on election of the most expensive benefit option under the Flex Net GMWB. The Flex Net GMWB includes different benefit options you may elect, and each benefit option results in different charges

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Funds and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

	Minimum	Maximum
Expenses that are deducted from the Fund assets, including management and administration fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2025.	0.26%	2.08%

EXAMPLE

The table below is intended to help you compare the cost of investing in Investment Divisions with the cost of investing in other variable annuity contracts that offer variable options. These costs include transaction expenses, annual Contract expenses and annual Fund expenses.

The Example assumes all Contract Value is allocated to the Investment Divisions. The Example does not reflect any Contract Adjustment. Your costs could differ from those shown below if you invest in Fixed Account Options.

The Example assumes that you invest $100,000 in the Investment Divisions for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add-on benefits available for an additional charge (using the maximum possible charge). The Example does not include any advisory fees paid to third party financial professionals. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If you take a total withdrawal of your Contract Value at the end of the applicable time period				If you annuitize at the end of the applicable time period				If you do not take a total withdrawal of your Contract Value
1 Year	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
$6,907	$20,288	$33,111	$62,844	$6,907	$20,288	$33,111	$62,844	$6,907	$20,288	$33,111	$62,844

*Please be aware that, although we show this cost for comparison purposes, you are not allowed to annuitize this Contract within 13 months of the Contract’s Issue Date.

The example does not represent past or future expenses. Your actual costs may be higher or lower.

APPENDIX A

INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

The availability of investment options may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. See: Appendix J: Financial Intermediary Variations in the prospectus for more information. You can find the prospectus online at www.jackson.com/product-literature-5.html.

The following is a list of Funds (all Class I shares) available under the Contract, which is subject to change, as discussed in the prospectus. Certain broker-dealers selling the Contracts may limit the Investment Divisions that are available to their customers. You can find information about the Funds online at https://www.jackson.com/fund-literature.html.. You can also request this information at no cost by calling 1-800-599-5651 or by sending an email request to ProspectusRequest@jackson.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
Allocation	JNL/American Funds Balanced Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.60%[2]	15.83%	8.91%	9.45%
Fixed Income	JNL/American Funds Bond Fund of America Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.52%[2]	7.13%	N/A	N/A
Allocation	JNL/American Funds Capital Income Builder Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.65%[2]	20.22%	8.95%	N/A
International/ Global Equity	JNL/American Funds Global Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.75%[2]	21.55%	8.16%	N/A
U.S. Equity	JNL/American Funds Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.59%[2]	20.23%	13.36%	N/A
U.S. Equity	JNL/American Funds Growth-Income Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.61%[2]	17.99%	13.82%	13.80%
International/ Global Equity	JNL/American Funds International Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.81%[2]	26.62%	3.30%	6.89%
International/ Global Equity	JNL/American Funds New World Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.96%[2]	28.12%	5.19%	9.11%
U.S. Equity	JNL/American Funds® Washington Mutual Investors Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.61%[2]	17.09%	13.77%	12.27%
Alternative	JNL Multi-Manager Alternative Fund
	(Boston Partners Global Investors, Inc.; DoubleLine Capital LP; First Pacific Advisors, LP; Kayne Anderson Rudnick Investment Management, LLC; Lazard Asset Management LLC; Loomis, Sayles & Company, L.P.; Westchester Capital Management, LLC	2.00%[2]	9.79%	4.52%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
International/ Global Equity	JNL Multi-Manager Emerging Markets Equity Fund
	(GQG Partners LLC, Kayne Anderson Rudnick Investment Management, LLC; T. Rowe Price Associates, Inc. (Sub-Sub-Adviser: T. Rowe Price Hong Kong Limited); WCM Investment Management, LLC	0.92%	24.59%	1.97%	6.02%
Fixed Income	JNL Multi-Manager Floating Rate Income Fund
	(PPM America, Inc.; FIAM LLC)	0.65%	4.13%	4.99%	N/A
Allocation	JNL Multi-Manager Global Small Cap Fund
		0.86%	14.57%	0.44%	7.19%
International/ Global Equity	JNL Multi-Manager International Equity Fund
	(Causeway Capital Management LLC; Lazard Asset Management LLC; WCM Investment Management, LLC; William Blair Investment Management, LLC)	0.67%	23.78%	2.20%	5.47%
U.S. Equity	JNL Multi-Manager Mid Cap Fund
	(Champlain Investment Partners, LLC; Kayne Anderson Rudnick Investment Management, LLC; River Road Asset Management, LLC; Victory Capital Management Inc.)	0.76%	2.13%	5.21%	N/A
U.S. Equity	JNL Multi-Manager Select Equity Fund
	(GQG Partners, LLC; River Road Asset Management, LLC; WCM Investment Management, LLC)	0.69%[2]	16.39%	N/A	N/A
U.S. Equity	JNL Multi-Manager Small Cap Growth Fund
	(BAMCO, Inc.; Driehaus Capital Management, LLC; Granahan Investment Management, Inc.; Kayne Anderson Rudnick Investment Management, LLC; Segall Bryant & Hamill, LLC; WCM Investment Management, LLC)	0.68%	3.87%	-0.99%	9.71%
U.S. Equity	JNL Multi-Manager Small Cap Value Fund
	(Congress Asset Management Company, LLP; Cooke & Bieler, L.P.; Reinhart Partners, Inc.; River Road Asset Management, LLC; WCM Investment Management, LLC	0.77%	3.01%	8.32%	8.90%
Allocation	JNL Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.53%	12.48%	4.50%	N/A
Allocation	JNL Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.53%	15.01%	6.22%	N/A
Allocation	JNL Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.55%	16.97%	7.91%	N/A
Allocation	JNL/American Funds Moderate Allocation Fund
		0.67%	13.54%	N/A	N/A
Allocation	JNL/American Funds Moderate Growth Allocation Fund
		0.68%	16.63%	6.04%	N/A
Allocation	JNL/American Funds Growth Allocation Fund
		0.69%	18.86%	7.84%	N/A
Allocation	JNL/BlackRock Global Allocation Fund
	(BlackRock Investment Management, LLC; Sub-Sub-Advisers: BlackRock International Limited and BlackRock (Singapore) Limited)	0.76%	19.08%	6.39%	7.77%
U.S. Equity	JNL/BlackRock Large Cap Select Growth Fund
	(BlackRock Investment Management, LLC)	0.53%[2]	11.74%	10.74%	15.51%
International/ Global Equity	JNL/Causeway International Value Select Fund
	(Causeway Capital Management LLC)	0.66%	43.44%	14.46%	10.26%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
International/ Global Equity	JNL/DFA International Core Equity Fund
	(Dimensional Fund Advisors LP)	0.56%[2]	35.75%	10.11%	N/A
U.S. Equity	JNL/DFA U.S. Core Equity Fund
	(Dimensional Fund Advisors LP)	0.45%[2]	15.55%	13.05%	13.54%
U.S. Equity	JNL/DFA U.S. Small Cap Fund
	(Dimensional Fund Advisors LP)	0.64%[2]	7.41%	8.85%	N/A
Fixed Income	JNL/DoubleLine® Core Fixed Income Fund
	(DoubleLine Capital LP)	0.48%	7.52%	0.38%	2.34%
Fixed Income	JNL/DoubleLine® Emerging Markets Fixed Income Fund
	(DoubleLine Capital LP)	0.78%	8.84%	1.98%	N/A
U.S. Equity	JNL/DoubleLine® Shiller Enhanced CAPE® Fund
	(DoubleLine Capital LP)	0.69%	9.29%	8.56%	N/A
Fixed Income	JNL/DoubleLine® Total Return Fund
	(DoubleLine Capital LP)	0.53%	7.92%	0.39%	N/A
Fixed Income	JNL/Dreyfus Government Money Market Fund
	(Mellon Investments Corporation)	0.26%	4.09%	3.05%	1.95%
U.S. Equity	JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund
	(FIAM LLC; J.P. Morgan Investment Management Inc.)	0.64%	9.39%	10.79%	N/A
Fixed Income	JNL/Fidelity Institutional AM® Total Bond Fund
	(FIAM LLC)	0.46%	7.72%	0.36%	2.37%
Allocation	JNL/Franklin Templeton Income Fund
	(Franklin Advisers, Inc.)	0.62%	12.26%	7.50%	7.40%
U.S. Equity	JNL/Goldman Sachs 4 Fund
	(Goldman Sachs Asset Management, L.P.)	0.40%	17.05%	14.29%	N/A
International/ Global Equity	JNL/GQG Emerging Markets Equity Fund
	(GQG Partners LLC)	1.04%	10.63%	2.95%	N/A
U.S. Equity	JNL/Invesco Small Cap Growth Fund
	(Invesco Advisers, Inc.)	0.72%	6.48%	-0.43%	9.36%
Alternative	JNL/JPMorgan Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	0.66%	7.41%	8.91%	N/A
U.S. Equity	JNL/JPMorgan MidCap Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.59%	8.41%	4.54%	12.47%
Alternative	JNL/JPMorgan Nasdaq® Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	0.69%	9.02%	N/A	N/A
Fixed Income	JNL/JPMorgan U.S. Government & Quality Bond Fund
	(J.P. Morgan Investment Management Inc.)	0.39%	6.95%	-0.29%	1.73%
U.S. Equity	JNL/JPMorgan U.S. Value Fund
	(J.P. Morgan Investment Management Inc.)	0.59%	14.21%	12.32%	9.31%
International/ Global Equity	JNL/Loomis Sayles Global Growth Fund
	(Loomis, Sayles & Company, L.P.)	0.69%	17.83%	9.17%	N/A
Fixed Income	JNL/Lord Abbett Short Duration Income Fund
	(Lord, Abbett & Co. LLC)	0.50%	6.28%	2.57%	N/A
U.S. Equity	JNL/Mellon DowSM Index Fund
	(Mellon Investments Corporation)	0.30%[2]	14.57%	11.24%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
International/ Global Equity	JNL/Mellon Emerging Markets Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.40%[2]	31.39%	3.75%	7.89%
International/ Global Equity	JNL/Mellon World Index Fund
	(Mellon Investments Corporation)	0.30%[2]	21.20%	12.19%	N/A
U.S. Equity	JNL/Mellon Nasdaq® 100 Index Fund
	(Mellon Investments Corporation)	0.28%[2]	20.70%	14.99%	19.48%
U.S. Equity	JNL/Mellon S&P 400 MidCap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.26%[2]	7.26%	8.87%	10.44%
U.S. Equity	JNL/Mellon Small Cap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.26%[2]	5.90%	7.06%	9.58%
International/ Global Equity	JNL/Mellon International Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.31%[2]	31.86%	8.83%	8.17%
Fixed Income	JNL/Mellon Bond Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.28%[2]	6.98%	-0.63%	1.70%
U.S. Equity	JNL/Mellon U.S. Stock Market Index Fund
	(Mellon Investments Corporation)	0.31%	16.98%	13.01%	N/A
Sector Equity	JNL/Mellon Communication Services Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	33.47%	14.31%	14.21%
Sector Equity	JNL/Mellon Consumer Discretionary Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	5.43%	7.72%	13.39%
Sector Equity	JNL/Mellon Consumer Staples Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	0.78%	5.83%	N/A
Sector Equity	JNL/Mellon Energy Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	7.24%	23.21%	7.39%
Sector Equity	JNL/Mellon Financial Sector Fund
	(Mellon Investments Corporation)	0.29%[2]	16.58%	14.92%	12.70%
Sector Equity	JNL/Mellon Healthcare Sector Fund
	(Mellon Investments Corporation)	0.28%[2]	14.87%	6.46%	9.37%
Sector Equity	JNL/Mellon Industrials Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	18.49%	13.02%	N/A
Sector Equity	JNL/Mellon Information Technology Sector Fund
	(Mellon Investments Corporation)	0.26%[2]	21.15%	18.96%	23.04%
Sector Equity	JNL/Mellon Materials Sector Fund
	(Mellon Investments Corporation)	0.32%[2]	14.89%	7.99%	N/A
Sector Equity	JNL/Mellon Real Estate Sector Fund
	(Mellon Investments Corporation)	0.31%[2]	3.72%	4.56%	N/A
U.S. Equity	JNL S&P 500 Index Fund
	(Mellon Investments Corporation)	0.09%[2]	17.79%	14.31%	N/A
Sector Equity	JNL/Mellon Utilities Sector Fund
	(Mellon Investments Corporation)	0.30%[2]	19.02%	10.51%	N/A
U.S. Equity	JNL/MFS Equity Income Fund
	(Massachusetts Financial Services Company (d/b/a MFS Investment Management))	0.62%	15.64%	10.72%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
U.S. Equity	JNL/MFS Mid Cap Value Fund
	(Massachusetts Financial Services Company (d/b/a MFS Investment Management))	0.65%	6.33%	10.33%	9.82%
U.S. Equity	JNL/Morningstar SMID Moat Focus Index Fund
	(Mellon Investments Corporation)	0.46%	6.59%	N/A	N/A
U.S. Equity	JNL/Morningstar U.S. Sustainability Index Fund
	(Mellon Investments Corporation)	0.36%[2]	13.81%	12.84%	N/A
U.S. Equity	JNL/Morningstar Wide Moat Index Fund
	(Mellon Investments Corporation)	0.46%	13.23%	12.22%	N/A
Fixed Income	JNL/Neuberger Berman Strategic Income Fund
	(Neuberger Berman Investment Advisers LLC)	0.65%	9.54%	3.32%	4.39%
U.S. Equity	JNL/Newton Equity Income Fund
	(Newton Investment Management North America, LLC)	0.56%	19.32%	16.54%	N/A
Fixed Income	JNL/PIMCO Income Fund
	(Pacific Investment Management Company LLC)	0.69%	11.43%	3.72%	N/A
Fixed Income	JNL/PIMCO Investment Grade Credit Bond Fund
	(Pacific Investment Management Company LLC)	0.55%	8.71%	-0.01%	N/A
Fixed Income	JNL/PIMCO Real Return Fund
	(Pacific Investment Management Company LLC)	1.38%	8.10%	1.55%	3.43%
Fixed Income	JNL/PPM America Emerging Markets Debt Fund
	(PPM America, Inc.)	0.63%[2]	N/A	N/A	N/A
Fixed Income	JNL/PPM America High Yield Bond Fund
	(PPM America, Inc.)	0.46%	8.78%	4.60%	6.18%
Fixed Income	JNL/PPM America Investment Grade Credit Fund
	(PPM America, Inc.)	0.53%	7.57%	N/A	N/A
Fixed Income	JNL/PPM America Total Return Fund
	(PPM America, Inc.)	0.49%	7.10%	0.04%	N/A
U.S. Equity	JNL/RAFI® Fundamental U.S. Small Cap Fund
	(Mellon Investments Corporation)	0.32%[2]	7.17%	9.59%	7.19%
U.S. Equity	JNL/RAFI® Multi-Factor U.S. Equity Fund
	(Mellon Investments Corporation)	0.37%	16.53%	12.77%	11.13%
Allocation	JNL/T. Rowe Price Capital Appreciation Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.65%[2]	11.79%	9.33%	N/A
U.S. Equity	JNL/T. Rowe Price Capital Appreciation Equity Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.67%[2]	14.92%	N/A	N/A
U.S. Equity	JNL/T. Rowe Price Growth Stock Fund
	(T. Rowe Price Associates, Inc.)	0.53%[2]	15.61%	9.52%	14.38%
U.S. Equity	JNL/T. Rowe Price Mid-Cap Growth Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.65%[2]	3.46%	3.83%	9.85%
Fixed Income	JNL/T. Rowe Price Short-Term Bond Fund
	(T. Rowe Price Associates, Inc.)	0.42%[2]	5.64%	2.21%	2.41%
U.S. Equity	JNL/T. Rowe Price Value Fund
	(T. Rowe Price Associates, Inc.)	0.55%[2]	12.35%	10.87%	10.88%
Allocation	JNL/Vanguard Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.26%[2]	12.18%	4.26%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/25)
			1 year	5 year	10 year
Allocation	JNL/Vanguard Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.27%[2]	14.62%	6.02%	N/A
Allocation	JNL/Vanguard Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.26%[2]	16.58%	7.63%	N/A
International/ Global Equity	JNL/WCM Focused International Equity Fund
	(WCM Investment Management, LLC)	0.80%	21.85%	5.12%	N/A
Alternative	JNL/Westchester Capital Event Driven Fund
	(Westchester Capital Management, LLC)	1.36%	7.69%	3.89%	N/A
Allocation	JNL/WMC Balanced Fund
	(Wellington Management Company LLP)	0.41%	16.04%	9.22%	9.57%
U.S. Equity	JNL/WMC Equity Income Fund
	(Wellington Management Company LLP)	0.59%	17.11%	12.42%	N/A
U.S. Equity	JNL/WMC Value Fund
	(Wellington Management Company LLP)	0.49%	14.99%	11.24%	10.11%
Allocation	JNL/JPMorgan Managed Conservative Fund
	(J.P. Morgan Investment Management Inc.)	0.86%	9.59%	2.24%	N/A
Allocation	JNL/JPMorgan Managed Moderate Fund
	(J.P. Morgan Investment Management Inc.)	0.83%	11.17%	3.79%	N/A
Allocation	JNL/JPMorgan Managed Moderate Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.82%	12.59%	5.44%	N/A
Allocation	JNL/JPMorgan Managed Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.83%	14.26%	7.09%	N/A
Allocation	JNL/JPMorgan Managed Aggressive Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.85%	15.07%	7.93%	N/A
Allocation	JNL Conservative Allocation Fund
		0.93%	9.57%	2.88%	N/A
Allocation	JNL Moderate Allocation Fund
		0.92%	11.07%	4.42%	N/A
Allocation	JNL Moderate Growth Allocation Fund
		0.91%	12.99%	5.68%	N/A
Allocation	JNL Growth Allocation Fund
		0.89%	15.19%	6.71%	N/A
Allocation	JNL Aggressive Growth Allocation Fund
		0.86%	15.94%	7.56%	N/A

1	Capital Research and Management Company is the investment adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.
2	The Fund’s current expenses reflect temporary fee reductions.
3	Mellon Investments Corporation is the investment sub-adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.

The following is a list of Fixed Account Options currently available under the Contract. We may change the features of the Fixed Account Options listed below, offer new Fixed Account Options, and terminate existing Fixed Account Options. We will provide you with written notice before doing so.

Note: If amounts are withdrawn from a Fixed Account Option before the end of its term, we may apply a Contract Adjustment. This may result in a significant reduction in your Contract Value.

Name	Term	Minimum Guaranteed Interest Rate
1-year Fixed Account Option	1 year	2.40%

Back Cover Page

This summary prospectus incorporates by reference the Perspective Advisory II® prospectus and Statement of Additional Information (SAI), both dated April 27, 2026, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

Separate Account EDGAR contract identifier #C000190627
B-1